
   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1997
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         IRI INTERNATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
                                                                75-2044681
                   DELAWARE                                  (I.R.S. EMPLOYER
           (STATE OF INCORPORATION)                       IDENTIFICATION NUMBER)

                           1000 LOUISIANA, SUITE 5900
                              HOUSTON, TEXAS 77002
                                 (713) 651-8002
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                         IRI INTERNATIONAL CORPORATION
                             EQUITY INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                            MUNAWAR H. HIDAYATALLAH
                          EXECUTIVE VICE PRESIDENT AND
                            CHIEF FINANCIAL OFFICER
                           1000 LOUISIANA, SUITE 5900
                              HOUSTON, TEXAS 77002
                                 (713) 651-8002
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, FOR AGENT OF SERVICE)

                            ------------------------
                        CALCULATION OF REGISTRATION FEE

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
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                                                                PROPOSED         AMOUNT OF
                                                            MAXIMUM AGGREGATE   REGISTRATION
         TITLE OF SECURITIES TO BE REGISTERED(1)(2)          OFFERING PRICE       FEE(3)
----------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share......................    $72,000,000     $21,818.18
==============================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Act"), there are also registered hereunder an indeterminate number of additional shares as may become subject to the IRI International Corporation Equity Incentive Plan as a result of the antidilution provisions contained therein.

(2) In accordance with Rule 457(o) under the Act, the number of shares being registered and the proposed maximum offering price per share are not included in this table.

(3) The registration fee has been computed in accordance with paragraph (h)(i) of Rule 457 under the Act, based upon the initial public offering price of shares of Common Stock offered by the Company on November 14, 1997.
================================================================================

                                EXPLANATORY NOTE

     The information called for by Part I of Form S-8 is included in the description of the IRI International Corporation Equity Incentive Plan (the "Plan") to be delivered to persons eligible to participate in the Plan. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this Form S-8.

                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by IRI International Corporation (the "Company"), are incorporated by reference in this Registration Statement:

     (a) The Company's Registration Statement on Form S-1 (Commission File No. 333-35117) filed September 8, 1997, as amended.

     (b) The description of the Company's common stock, par value $0.01 per share, contained in the Company's Registration Statement on Form 8-A filed November 10, 1997.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation provides that the personal liability of directors of the Company to the Company is eliminated to the maximum extent permitted by Delaware law. Under Delaware law, absent these provisions, directors could be held liable for gross negligence in the performance of their duty of care, but not for simple negligence. The Company's Certificate of Incorporation absolves directors of liability for negligence in the performance of their duties, including gross negligence. However, the Company's directors remain liable for breaches of their duty of loyalty to the Company and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. The Company's Certificate of Incorporation also does not absolve directors of liability under Section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

     Under Delaware law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and

Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Company.

     The Company entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements provide for, among other things, (i) the indemnification by the Company of the indemnities thereunder to the extent described above and (ii) the advancement of attorneys' fees and other expenses.

ITEM 8.  EXHIBITS

      4.1  Restated Certificate of Incorporation (incorporated by reference to
           Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-35117) (the "Form S-1"))

      4.2 Amended and Restated Bylaws (incorporated by reference to Exhibit 3.5 to the Form S-1)

      5.1  Opinion of Jones, Day, Reavis & Pogue

     23.1  Consent of KPMG Peat Marwick LLP

     24.1  Powers of Attorney

ITEM 9.  UNDERTAKINGS

     A.  The Company hereby undertakes:

          (1) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 19, 1997.

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
                SIGNATURE                                           TITLE
------------------------------------------      ---------------------------------------------

                    *
------------------------------------------                  Chairman of the Board
              Hushang Ansary                             and Chief Executive Officer

                    *
------------------------------------------
            Daniel G. Moriarty                           Vice Chairman of the Board

       /s/ MUNAWAR H. HIDAYATALLAH
------------------------------------------         Chief Financial and Accounting Officer
         Munawar H. Hidayatallah                                and Director

                    *
------------------------------------------
            Abdallah Andrawos                              Secretary and Director

                    *
------------------------------------------          President and Chief Operating Officer
            Gary W. Stratulate                        of the IRI Division and Director

                    *
------------------------------------------          President and Chief Operating Officer
         Richard D. Higginbotham                  of the Bowen Tools Division and Director

                    *
------------------------------------------          President and Chief Operating Officer
          Arthur C. Teichgraeber                of Cardwell International, Ltd. and Director

                    *
------------------------------------------
               Nina Ansary                                        Director

                    *
------------------------------------------
            Frank C. Carlucci                                     Director

                    *
------------------------------------------
               Philip David                                       Director

                    *
------------------------------------------
             John D. Macomber                                     Director

                    *
------------------------------------------
             Edward L. Palmer                                     Director

                    *
------------------------------------------
              Stephen Solarz                                      Director

                    *
------------------------------------------
         Alexander B. Trowbridge                                  Director

                    *
------------------------------------------
             J. Robinson West                                     Director

* Executed on behalf of such person by
  Munawar H. Hidayatallah, as attorney-in-fact


                               INDEX TO EXHIBITS

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
EXHIBIT
  NO.                                            EXHIBIT                                     PAGE
-------         -------------------------------------------------------------------------    ----
 4.1       --   Restated Certificate of Incorporation (incorporated by reference to
                Exhibit 3.1 to the Company's Registration Statement Form S-1
                (Registration No. 333-35117) (the "Form S-1")
 4.2       --   Amended and Restated Bylaws (incorporated by reference to Exhibit 3.5 to the Form S-1)
 5.1       --   Opinion of Jones, Day, Reavis & Pogue
 23.1      --   Consent of KPMG Peat Marwick LLP
 24.1      --   Powers of Attorney